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                                                                   EXHIBIT 10.06

                             EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (this "Agreement") is made as of August 28, 1998 (the "Effective Date"), by and between G+G Retail, Inc., a Delaware corporation (the "Company"), and Jay Galin, an individual resident in 167 East 71st Street, New York, NY 10021 (the "Executive").

                                   RECITALS

      Concurrently with the execution of this Agreement (i) the Company is purchasing certain assets and assuming certain liabilities pursuant to the Asset Purchase Agreement, dated as of July 6, 1998 among the Company, G & G Shops, Inc., the subsidiaries of G & G Shops, Inc. named therein, the subsidiaries of Petrie Retail, Inc. named therein and PSL, Inc., as amended (the "Asset Purchase Agreement") and (ii) Pegasus G&G Retail, L.P., Pegasus G&G Retail II, L.P. (collectively, the "Investors"), the Executive and the other stockholders of G&G Retail Holdings, Inc., the Company's parent company ("Parent Company") are entering into a stockholders agreement (the "Stockholders Agreement"), providing for various rights and obligations of the Parent Company's stockholders. The Company and the Investors desire the Executive's continued employment with the Company, and the Executive wishes to accept such continued employment, upon the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT

      The parties, intending to be legally bound, agree as follows:

1.    DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

      "Agreement" shall mean this Employment Agreement, including the schedules and exhibits hereto, as modified, supplemented or amended from time to time.

      "Asset Purchase Agreement" shall have the meaning set forth in the Recitals to this Agreement.

      "Basic Compensation" shall have the meaning set forth in Section 3.1(b).

      "Benefits" shall have the meaning set forth in Section 3.1(b).

      "Board of Directors" shall mean the board of directors of the Company.

      "Bonus Compensation" shall have the meaning set forth in Section 3.2(a).
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      "Cause" shall have the meaning set forth in Section 4.3.

      "Company" shall have the meaning set forth in the first paragraph of this Agreement.

      "Confidential Information" shall mean any and all knowledge and information relating to the business and affairs of the Company or any of its affiliates, their products, processes and/or services and their customers, suppliers, landlords, creditors, shareholders, contractors, agents, consultants and employees ("Related Persons"), that is or is intended by any of them to be of a confidential nature, including, but not limited to, any and all knowledge and information relating to products, research, development, inventions, manufacture, purchasing, accounting, finances, costs, profit margins, marketing, merchandising, selling, customer lists, customer requirements and personnel, pricing, pricing methods, computer programs and software, databases and data processing and any and all other such knowledge, information and materials, heretofore or hereafter during the term of this Agreement, conceived, designed, created, used or developed by or relating to the Company, any of its affiliates or any Related Person; Confidential Information does not include any information that may be in the public domain or come into the public domain not as a result of a breach by the Executive of any of the terms or provisions of this Agreement.

      "Designated Beneficiary" shall have the meaning set forth in Section 5.5.

      "Disability" shall have the meaning set forth in Section 4.2.

      "Effective Date" shall have the meaning set forth in the first paragraph of this Agreement.

      "Employment Period" shall have the meaning set forth in Section 2.2(a).

      "Executive" shall have the meaning set forth in the first paragraph of this Agreement.

      "Good Reason"  shall have the meaning set forth in Section 4.4.

      "Investors" shall have the meaning set forth in the Recitals to this Agreement.

      "Parent Company" shall have the meaning set forth in the first paragraph of this Agreement.

      "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental body or other entity.

      "Post-Employment Period" shall have the meaning set forth in Section 6.2.

      "Proprietary Items" shall have the meaning set forth in Section 5.2(d).

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      "Salary" shall have the meaning set forth in Section 3.1(a).

      "Stockholders Agreement" shall have the meaning set forth in the Recitals to this Agreement.

2.    EMPLOYMENT TERMS AND DUTIES

      2.1   EMPLOYMENT

            Upon consummation of the transactions contemplated in the Asset Purchase Agreement, the Company employs the Executive, and the Executive accepts employment by the Company, upon the terms and subject to the conditions set forth in this Agreement.

      2.2   TERM

            (a) Subject to the provisions of Section 4 and paragraph (b) below, the term of the Executive's employment under this Agreement shall be two years, beginning on the Effective Date and ending on the second anniversary of the Effective Date (the "Employment Period").

            (b) At any time during the Employment Period, the Executive may, by written notice to the Company in accordance with Section 7.7 (the "Consulting Notice"), terminate this Agreement and serve as a consultant to the Company (the "Consulting Option"), substantially upon the terms and conditions set forth in the consulting agreement attached hereto as Exhibit A (the "Consulting Agreement"). Following the exercise by the Executive of the Consulting Option, this Agreement shall terminate and the Consulting Agreement shall take effect in place of this Agreement in all respects on the later of (i) the date on which the Company and the Executive enter into the Consulting Agreement and (ii) the date which is three full months following receipt by the Company of the Consulting Notice.

      2.3   DUTIES

            The Executive shall have such duties as are assigned or delegated to the Executive by the Board of Directors, and shall initially serve as Chairman and Chief Executive Officer of the Company. The Executive shall (a) devote his entire business time, attention, skill and energy exclusively to the business of the Company, (b) serve the Company faithfully, diligently and to the best of his ability under the direction of the Board of Directors, (c) use his best efforts to promote the success of the Company's business and (d) cooperate fully with the Board of Directors in the advancement of the best interests of the Company. The Executive shall not, without the prior written consent of the Board of Directors (x) do anything or permit anything to be done at his direction inconsistent with his duties to the Company or its affiliates or opposed to their best interests, or (y) become an officer, director, employee or consultant of, or otherwise become associated with or engaged in, any business other than that of the Company and the Parent Company, except that the Executive may continue to serve as a non-employee or "outside" director of Ark Restaurants Corp.,

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a publicly-held company. Nothing in this Section 2.3 shall prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Executive's duties under this Agreement. If the Executive is elected as a director of the Company or as a director or officer of any of its affiliates, the Executive shall fulfill his duties as such director or officer without additional compensation. During the Employment Period, the Executive shall be headquartered in New York City.

3.    COMPENSATION AND BENEFITS

      3.1   BASIC COMPENSATION

            (a) Salary. The Executive shall be paid an initial annual salary of $1,050,000 ("Salary"), which shall be payable in equal periodic installments according to the Company's customary payroll practices, but no less frequently than monthly. On each anniversary of the commencement of the Employment Period, the Executive's Salary shall be increased by $25,000.

            (b) Benefits. The Company shall maintain for the Executive during the Employment Period, at no cost to the Executive, hospitalization, medical, surgical, dental and other employee benefit plans of the Company currently in effect, as set forth on Schedule 3.1 hereto including, without limitation, so called Blue Cross-Blue Shield and major medical coverage, (collectively the "Benefits" and, together with the Salary, "Basic Compensation"), providing for direct payment or reimbursement to the Executive of substantially all medical and dental expenses incurred by the Executive, his spouse and dependent members of his family during the Employment Period.

            The Company shall furnish to the Executive, during the Employment Period, an automobile comparable to that currently being furnished to the Executive by G&G Shops, Inc. The Company shall pay all expenses relating to the maintenance and business use of such automobile, including, without limitation, insurance, repairs and fuel.

            (c) Expenses. The Company shall pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Company in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Company's employment policies. The Executive shall file expense reports with respect to such expenses in accordance with the Company's policies.

      3.2   BONUS COMPENSATION

            The Company shall implement a bonus plan for the benefit of the senior management of the Company which plan shall provide for annual bonuses to be paid to eligible members of the Company's management based on the Company attaining certain annual EBITDA targets to be agreed upon and specified by the holders of the Parent Company's shares of Class A common stock, par value $.001 per share and Class B common stock, par value $.001 per share.

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            The Executive will be eligible to receive collectively with Scott
Galin up to (and no more than) 50% of the aggregate bonus pool amount, provided, that in no event shall the Executive receive a bonus amount greater than the amount of his annual salary. The remainder of the bonus pool shall be distributed as determined by the Executive and Scott Galin jointly.

            The bonus plan shall terminate upon consummation by the Company of an initial public offering of its common stock, at which time the Company will consider replacing the bonus plan with a plan more appropriate for public companies.

4.    TERMINATION

      4.1   EVENTS OF TERMINATION

            The Employment Period, the Executive's Basic Compensation and Bonus Compensation and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Company shall terminate (except as otherwise provided in this Section 4):

            (a) upon the death of the Executive;

            (b) upon the Disability (as defined in Section 4.2) of the Executive, immediately upon notice from either party to the other;

            (c) upon termination by the Company for Cause (as defined in Section 4.3), on the date specified in Section 4.3; or

            (d) upon termination by the Executive for Good Reason (as defined in Section 4.4), on the date specified in Section 4.4.

      4.2   DEFINITION OF "DISABILITY"

            (a) For the purposes of this Section 4.2, the Executive shall be deemed to have a Disability if (i) by reason of physical or mental incapacity, the Executive shall not be able to perform his duties hereunder for a consecutive period of six months or more or for a period in the aggregate of six months in any consecutive period of twelve months; or (ii) when the Executive's physician shall have determined that he shall not be able, by reason of physical or mental disability, to devote his time and energy to the business of the Company for a continuous period of six months or for a period in the aggregate of six months in a consecutive period of twelve months. In the event that the Executive or the Company shall dispute any determination of his Disability hereunder, the matter shall be resolved by the determination of three physicians qualified to practice medicine in the State of New York, one to be selected by each of the Company and the Executive and the third to be selected by the designated physicians. During the period in which the determination of the Executive's Disability shall be under such review, the Executive shall continue to be treated for all

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purposes of this Agreement as an employee of the Company, enjoying the full status with full pay to which he would otherwise be entitled under this Agreement.

            (b) The Company may, but shall not be obligated to, apply for and pay the premiums upon disability insurance covering the Executive under policies providing for the payment thereunder directly to the Executive. If the Executive shall receive benefits under any of such policies, the Company shall be entitled to deduct the amount equal to the benefits so received from the Salary which it otherwise would be required to pay to the Executive as provided in Section 4.5(c).

      4.3   DEFINITION OF FOR "CAUSE"

            For purposes of Section 4.1, the phrase for "Cause" means: (i) the failure, neglect or refusal by the Executive to perform his duties hereunder (including, without limitation, his inability to perform his duties hereunder as a result of alcohol abuse, chronic alcoholism or drug addiction); (ii) any willful, intentional or grossly negligent act by the Executive having the effect of injuring the reputation or business of the Company; (iii) the Executive's conviction of a felony or a crime involving moral turpitude (including the entry of a nolo contendere plea); and (iv) any other default, nonperformance or violation by the Executive of any of the covenants, provisions or terms of this Agreement. A termination for Cause as defined in clause (i) or (iv) of the preceding sentence shall become effective only if (A) the Company shall have given Executive notice thereof describing the basis for such termination for Cause, and (B) the Executive fails to cure such Cause within 10 business days after receiving such notice (and the termination for Cause shall be effective upon the expiration of such 10-business-day period if the Executive fails to effect such cure); and a termination for Cause as defined in clause (ii) or
(iii) of the preceding sentence shall be effective at the time the Company gives notice thereof to the Executive.

      4.4   DEFINITION OF FOR "GOOD REASON"

            For purposes of Section 4.1, the phrase for "Good Reason" means (i) the Company effects a material reduction in the Executive's position or duties from those set forth in Section 2.3 hereof, the Company fails to provide the Executive with any material compensation or benefits to which he is entitled pursuant to Section 3 hereof, or the Company commits any other material breach of this Agreement; (ii) the Executive gives the Company notice of the event described in clause (i) within 20 business days after its occurrence; and (iii) the Company fails to cure such event within 10 business days after receiving notice thereof (and the termination for Good Reason shall be effective upon the expiration of such 10-business-day period if the Company, as applicable, fails to effect such cure).

      4.5   TERMINATION PAY

            Effective upon the termination of this Agreement, the Company shall be obligated to pay the Executive (or, in the event of his death, his Designated Beneficiary, as defined below)

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only such compensation as is provided in this Section 4.5, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Company. For purposes of this Section 4.5, the Executive's "Designated Beneficiary" shall be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Company from time to time or, if the Executive fails to give notice to the Company of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Company shall have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any Person purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity or to locate or attempt to locate any beneficiary, personal representative or trustee.

            (a) Termination by the Executive for Good Reason or by the Company Without Cause. In the event that during the Employment Period, the Executive terminates his employment with the Company for Good Reason, or the Company terminates the Executive's employment without Cause, then the Executive shall receive from the Company (as severance pay and liquidated damages, in lieu of any other rights or remedies which might otherwise be available to him under this Agreement, and to the extent permitted by law, without any obligation on the Executive's part to mitigate damages by seeking other employment or otherwise and without any offset for any compensation earned as a result of any such other employment or performance of other services) amounts equal to (and payable at the same time and in the same manner as) the Salary payable pursuant to Section 3.1(a) above and the bonus compensation described in Section 3.2(a) above and all of the Benefits provided for in Section 3.1(b) above, which the Executive would otherwise have been entitled to receive pursuant to this Agreement, had he remained employed by the Company throughout the remainder of the Employment Period as in effect immediately before such termination.

            In case of any dispute as to the propriety of the termination of the Executive's employment by the Company, the Company agrees to continue to provide to the Executive all of the cash compensation and benefits that would be payable to the Executive pursuant to the preceding sentence pending final resolution of such dispute; the Executive shall be entitled to such legal or equitable damages or relief as may be available to enforce his rights hereunder; and the Executive shall be obligated to reimburse the Company for all such compensation and benefits if it is finally determined that he was not entitled thereto. If such termination is determined to be improper, the Company agrees to pay to the Executive all of his attorney's fees and expenses arising from such dispute.

            (b) Termination by the Company for Cause or by the Executive Without Good Reason. If the Company terminates this Agreement for Cause, or if the Executive terminates his employment other than for Good Reason, the Executive shall be entitled to receive his Salary only through the date such termination is effective, and shall not be entitled to any Bonus Compensation for the fiscal year during which such termination occurs or any subsequent fiscal year.

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            (c) Termination upon Disability. The Company shall continue to pay the Executive his Salary pursuant to Section 3.1(a) and continue to provide the Executive with Benefits pursuant to Section 3.1(b) for a period of one year after he shall be deemed to have a Disability. Thereafter, the Executive shall be entitled to receive a salary at an annual rate equal to one-half of the Salary as then in effect and shall continue to receive Benefits, in each case for a further period of six months. Upon the expiration of such further six-month period, the Executive shall not be entitled to receive any further Salary or other compensation or benefits from the Company, until he shall cease to have a Disability and shall have resumed his duties hereunder. In the event the Executive dies as the result of a Disability, payments under this Section 4.5(c) shall cease and payments shall be made to the Executor's estate or otherwise as provided in Section 4.5(d).

            (d) Termination upon Death. In the event that the Executive shall die during the Employment Period, or as a result of a Disability, the Company shall pay to the Executive's Designated Beneficiary, the Salary and Bonus Compensation otherwise payable to the Executive pursuant to Section 3 above for a period of one year following the date of the Executive's death; provided, that the foregoing obligation shall be contingent on the Company obtaining key man life insurance to fund such obligation at a reasonable cost.

            (e) Benefits. Upon the termination of this Agreement, the Executive shall not receive, as part of his termination pay pursuant to this Section 4, any payment or other compensation for any vacation, holiday, sick leave or other leave unused on the date the notice of termination is given under this Agreement. Notwithstanding the foregoing, in the event this Agreement is terminated other than by the Company for Cause or by the Executive without Good Reason or by exercise of the Consulting Option, if the Company is able to do so, the Company shall continue to include the Executive in its hospitalization, medical, surgical, dental and other health benefit plans and shall pay all premiums under such plans on behalf of the Executive; provided, however, that the Executive shall be solely responsible for any expenses or co-payments incurred by the Executive, his spouse and dependent members of his family, except as otherwise provided in this Agreement.

      Following the Executive's death, unless this Agreement has been terminated by the Company for Cause or by the Executive without Good Reason or by exercise of the Consulting Option, until the death of the Executive's spouse, the Company shall use reasonable efforts to include the Executive's spouse and dependent children in hospitalization, medical, surgical, dental and other health benefit plans of the Company currently in effect; provided, however, that the Executive's spouse and dependent children shall be solely responsible for any costs incurred by the Company as a result of the inclusion of such people in such plans.

      Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.5(e) shall survive any termination of this Agreement other than a termination by the Company for Cause or by the Executive without Good Reason or by the exercise of the Consulting Option, and shall terminate upon the death of the Executive's spouse.

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            Notwithstanding anything to the contrary contained in this Section
4.5(e), in the event this Agreement terminates pursuant to exercise of the Consulting Option, the Executive's benefits following termination shall be governed by the Consulting Agreement.

5.    NON-DISCLOSURE COVENANT

      5.1   ACKNOWLEDGMENTS BY THE EXECUTIVE

            The Executive acknowledges that (a) during the Employment Period and as a part of his employment, the Executive shall be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Company and its business; (c) the Company has required that the Executive make the covenants in this Section 5 as a condition to its consummation of the transactions contemplated in the Asset Purchase Agreement and the Investors have required that the Executive make the covenants in this Section 5 as a condition to their investment in the Parent Company and their entering into the Stockholders Agreement; and (d) the provisions of this Section 5 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

      5.2   AGREEMENTS OF THE EXECUTIVE

            In consideration of the compensation and benefits to be paid or provided to the Executive by the Company under this Agreement, the Executive covenants as follows:

            (a) During and following the Employment Period, the Executive shall hold in confidence the Confidential Information and shall not disclose it to any Person except with the specific prior written consent of the Company or except as otherwise expressly permitted by the terms of this Agreement or as required by law or a court of competent jurisdiction; provided, that in the event disclosure is required by law or a court of competent jurisdiction, the Executive shall, prior to disclosing any Confidential Information, promptly notify the Company of such disclosure requirement and provide the Company with an opportunity to contest such disclosure requirement.

            (b) Any trade secrets of the Company shall be entitled to all of the protections and benefits under applicable law. If any information that the Company deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information shall, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Company submit proof of the economic value of any trade secret or post a bond or other security.

            (c) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of disclosure by the Executive.

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            (d) The Executive shall not remove from the Company's premises
(except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Company), any design, document, record, notebook, plan, model, or computer software, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Company and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Company. Upon termination of this Agreement by either party, or upon the request of the Company during the Employment Period, the Executive shall return to the Company all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches or other physical embodiment of any of the Proprietary Items.

      5.3   DISPUTES OR CONTROVERSIES

            The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony and records relating to any such adjudication shall be maintained in secrecy and shall be available for inspection by the Company, the Executive and their respective attorneys and experts, who shall agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

6.    NON-COMPETITION AND NON-INTERFERENCE

      6.1   ACKNOWLEDGMENTS BY THE EXECUTIVE

            The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; (b) the Company's business is national in scope and its products are marketed throughout the United States and in other countries, territories and possessions; (c) the Company competes with other businesses that are or could be located in any part of the United States and in other countries, territories and possessions; (d) the Company has required that the Executive make the covenants set forth in this Section 6 as a condition to the Company's consummation of the transactions contemplated by the Asset Purchase Agreement and the Investors have required that the Executive make the covenants in this
Section 6 as a condition to their investment in the Parent Company and their entering into the Stockholders Agreement; and (e) the provisions of this Section 6 are reasonable and necessary to protect the Company's business.

      6.2   COVENANTS OF THE EXECUTIVE

            In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Company, the Executive covenants that he shall not, directly or indirectly:

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            (a) during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period (as defined below), engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with or in any manner connected with, lend the Executive's name or any similar name to, lend the Executive's credit to or render services or advice to, any Person (other than the Company and the Parent Company) engaged in the retail apparel business anywhere within the United States or in any other country, territory or possession in which the Company is then doing business; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended;

            (b) whether for the Executive's own account or for the account of any other Person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Company, from any Person known by the Executive to be a customer of the Company, whether or not the Executive had personal contact with such Person during and by reason of the Executive's employment with the Company;

            (c) whether for the Executive's own account or the account of any other Person at any time during the Employment Period and the Post-Employment Period (i) solicit, employ or otherwise engage as an employee, independent contractor or otherwise, any person who is or was an employee of the Company at any time during the Employment Period, or in any manner induce or attempt to induce any employee of the Company to terminate his employment with the Company; or (ii) interfere with the Company's relationship with any Person, including any Person who, at any time during the Employment Period, was an employee, contractor, supplier or customer of the Company; or

            (d) at any time during or after the Employment Period, disparage the Company or any of its shareholders, directors, officers, employees or agents.

      For purposes of this Section 6.2, the term "Post-Employment Period" means the period from the date of termination of this Agreement until the earlier of
(i) the date on which the Employment Period would have terminated pursuant to
Section 2.2(a) without earlier termination of this Agreement by the Company or the Executive and (ii) the date which is eighteen months following the date of termination of the Executive's employment with the Company.

      6.3   BINDING NATURE AND DURATION OF COVENANTS; DISCLOSURE

            If any covenant in Section 6.2 is held to be unreasonable, arbitrary or against public policy, such covenant shall be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary and not against public policy, shall be

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effective, binding, and enforceable against the Executive. The period of time applicable to any covenant in Section 6.2 shall be extended by the duration of any violation by the Executive of such covenant. The Executive shall, while the covenant under Section 6.2 is in effect, give notice to the Company, within ten days after accepting any other employment, of the identity of the Executive's employer. The Company may notify such employer that the Executive is bound by this Agreement and, at the Company's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

7.    GENERAL PROVISIONS

      7.1   INJUNCTIVE RELIEF AND ADDITIONAL REMEDY

            The Executive acknowledges that the injury that would be suffered by the Company as a result of a breach of any of the provisions of this Agreement (including, without limitation, any provision of Section 5 or 6) would be irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently, the Company shall have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Company shall not be obligated to post bond or other security in seeking such relief. Without limiting the Company's rights under this Section 7 or any other remedies of the Company, if the Executive breaches any of the provisions of Section 5 or 6, the Company shall have the right to cease making any payments otherwise due to the Executive under this Agreement.

      7.2   COVENANTS OF SECTIONS 5 AND 6 ARE ESSENTIAL AND INDEPENDENT
            COVENANTS

            The covenants by the Executive in Sections 5 and 6 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Company would not have consummated the transactions contemplated by the Asset Purchase Agreement, the Investors would not have purchased interests in the Parent Company or entered into the Stockholders Agreement, and the Company would not have entered into this Agreement or employed or continued the employment of the Executive. The Company and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company. The Executive's covenants in Sections 5 and 6 are independent covenants, and the existence of any claim by the Executive against the Company under this Agreement or otherwise, or against the Company, the Parent Company or the Investors, shall not excuse the Executive's breach of any covenant in
Section 5 and 6. If the Executive's employment hereunder expires or is terminated, this Agreement shall continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 5 and 6.

      7.3   REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE

            The Executive represents and warrants to the Company that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder shall not, with or without the giving of notice or the passage of time, or both (a) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

      7.4   OBLIGATIONS CONTINGENT ON PERFORMANCE

            The obligations of the Company hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

      7.5   WAIVER

            The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement may be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

      7.6   BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED

            This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives. This Agreement is personal to the parties hereto and shall not be assignable by either party without the prior written consent of the other.

      7.7   NOTICES

            All notices, consents, waivers and other communications under this Agreement shall be made in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt) or

(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

            If to the Company:

            G+G Retail, Inc.
            520 Eighth Avenue
            New York, NY 10018
            Attention: Scott Galin
            Facsimile: (212) 695-4952

            with a copy to:

            Kaye, Scholer, Fierman, Hays & Handler, LLP
            425 Park Avenue
            New York, NY 10022-3598
            Attention: Mark S. Selinger, Esq.
            Facsimile: (212) 836-8689

            If to the Executive:

            Jay Galin
            167 East 71st Street
            New York, NY 10021
            Facsimile:  (212) 772-0474

            with a copy to:

            Shack & Siegel, P.C.
            530 Fifth Avenue, 16th Floor
            New York, NY 10036
            Attention: Donald Shack, Esq.
            Facsimile: (212) 730-1964

      7.8   ENTIRE AGREEMENT; AMENDMENTS

            This Agreement, the Asset Purchase Agreement, the Stockholders Agreement and the documents executed in connection with the Asset Purchase Agreement and the Stockholders Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

      7.9   GOVERNING LAW

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

      7.10  ARBITRATION

            Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the City of New York on an expedited basis by a panel of three qualified independent arbitrators selected on an expedited basis, one by the Executive, the second by the Company and the third by the first two selected. If no arbitrator can be agreed upon by the first two arbitrators within three business days of their selection, such arbitrator shall be selected on an expedited basis in accordance with the rules for commercial arbitration of the American Arbitration Association. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent, or to prevent any continuation of, any violation of Sections 5 and 6. The fees and expenses of such arbitration shall be fixed by the arbitrators and paid in accordance with their determination.

      7.11  SECTION HEADINGS, CONSTRUCTION

            The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      7.12  SEVERABILITY

            If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

      7.13  COUNTERPARTS

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                    G+G RETAIL, INC.


                                    By: /s/ Scott Galin
                                       ------------------------------
                                       Name: Scott Galin
                                       Title: President and Chief
                                              Operating Officer

                                    /s/ Jay Galin
                                    ---------------------------------
                                    Jay Galin

                              CONSULTING AGREEMENT                     EXHIBIT A

            THIS CONSULTING AGREEMENT (the "Agreement"), is made as of _____________ ____ ,_____, by and between G+G Retail, Inc., a Delaware corporation (the "Company"), and Jay Galin, an individual residing at 167 East 71st Street, New York, New York 10021 (the "Consultant").

                                   RECITALS

            WHEREAS, the Company purchased certain assets and assumed certain liabilities pursuant to the Asset Purchase Agreement, dated as of July 6, 1998 among the Company, G & G Shops, Inc., the subsidiaries of G & G Shops, Inc. named therein, the subsidiaries of Petrie Retail, Inc. named therein and PSL, Inc., as amended (the "Asset Purchase Agreement").

            WHEREAS, concurrently with the closing of the transactions contemplated by the Asset Purchase Agreement, the Company, desirous of maintaining Consultant's continued employment, entered into an Employment Agreement, dated August 28, 1998, with Consultant (the "Employment Agreement").

            WHEREAS, Consultant desires to terminate the Employment Agreement pursuant to Section 2.2 thereof.

            WHEREAS, The Company desires to retain the services of the Consultant and the Consultant desires to perform certain services for the Company.

            WHEREAS, the Company and the Consultant desire to enter into a written agreement evidencing the foregoing.

            NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

8.DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

      "Agreement" shall mean this Consulting Agreement, including the schedules and exhibits hereto, as modified, supplemented or amended from time to time.

      "Asset Purchase Agreement" shall have the meaning set forth in the Recitals to this Agreement.

      "Basic Compensation" shall have the meaning set forth in Section 3(b).

      "Benefits" shall have the meaning set forth in Section 3(b).

      "Board of Directors" shall mean the board of directors of the Company.

      "Cause" shall have the meaning set forth in Section 4.3.

      "Company" shall have the meaning set forth in the first paragraph of this Agreement.

      "Confidential Information" shall mean any and all knowledge and information relating to the business and affairs of the Company or any of its affiliates, their products, processes and/or services and their customers, suppliers, landlords, creditors, shareholders, contractors, agents, consultants and employees ("Related Persons"), that is or is intended by any of them to be of a confidential nature, including, but not limited to, any and all knowledge and information relating to products, research, development, inventions, manufacture, purchasing, accounting, finances, costs, profit margins, marketing, merchandising, selling, customer lists, customer requirements and personnel, pricing, pricing methods, computer programs and software, databases and data processing and any and all other such knowledge, information and materials, heretofore or hereafter during the term of this Agreement, conceived, designed, created, used or developed by or relating to the Company, any of its affiliates or any Related Person; Confidential Information does not include any information that may be in the public domain or come into the public domain not as a result of a breach by the Consultant of any of the terms or provisions of this Agreement.

      "Consultant" shall have the meaning set forth in the first paragraph of this Agreement.

      "Consultation Fees" shall have the meaning set forth in Section 3(a).

      "Consultation Period" shall have the meaning set forth in Section 2.2.

      "Designated Beneficiary" shall have the meaning set forth in Section 4.5.

      "Disability" shall have the meaning set forth in Section 4.2.

      "Employment Agreement" shall have the meaning set forth in the Recitals to this Agreement.

      "Good Reason"  shall have the meaning set forth in Section 4.4.

      "Parent Company" shall mean G&G Retail Holdings, Inc., the Company's parent company.

      "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental body or other entity.

      "Post-Consultation Period" shall have the meaning set forth in Section
6.2.

      "Proprietary Items" shall have the meaning set forth in Section 5.2.

2.    ENGAGEMENT TERMS AND DUTIES

      2.1   ENGAGEMENT

            Upon termination of the Employment Agreement, the Company engages the Consultant, and the Consultant accepts engagement by the Company, upon the terms and subject to the conditions set forth in this Agreement.

      2.2   TERM

            Subject to earlier termination pursuant to Section 4, this Agreement shall commence on the date hereof and shall continue until the third anniversary hereof (the "Consultation Period").

      2.3   DUTIES

            The Consultant agrees to perform, during the Consultation Period (as defined below), such consulting, advisory and related services to and for the Company as the Company shall reasonably request, for up to half normal working time. Unless otherwise requested by the Company, (i) the Consultant shall not be required to report to the Company's offices on a regular basis in order to perform his duties hereunder, and (ii) if appropriate, may perform certain of his services from his home or by telephone. If the Consultant is elected as a director of the Company or as a director or officer of any of its affiliates, the Consultant shall fulfill his duties as such director or officer without additional compensation.

      2.4   COOPERATION

            The Consultant shall use his best efforts in the performance of his obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder.

      2.5   INDEPENDENT CONTRACTOR STATUS

            The Consultant shall perform all services under this Agreement as an "independent contractor" and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

3.    COMPENSATION AND BENEFITS

      (a) Consultation Fees. The Company shall pay to the Consultant consultation fees in an aggregate amount equal to __________1 (the "Consultation Fees"). Such Consultation Fees shall be payable in equal periodic installments according to the Company's customary payroll practices, but not less frequently than monthly.

      (b) Benefits. The Company shall maintain for the Consultant during the Consultation Period, at no cost to the Consultant, hospitalization, medical, surgical, dental and other employee benefit plans of the Company currently in effect, as set forth on Schedule 3.1 hereto, including, without limitation, so called Blue Cross-Blue Shield and major medical coverage, (collectively the "Benefits" and, together with the Consultation Fees, "Basic Compensation"), providing for direct payment or reimbursement to the Consultant of substantially all medical and dental expenses incurred by the Consultant, his spouse and dependent members of his family during the Consultation Period.

            The Company shall furnish to the Consultant, during the Consultation Period, an automobile comparable to that currently being furnished to the Consultant by the Company under the terms of the Employment Agreement, with a similar model automobile being furnished to the Consultant every two years during the Consultation Period. The Company shall pay all expenses relating to the maintenance and business use of such automobile, including, without limitation, insurance, repairs and fuel.

      (c) Expenses. The Company shall pay on behalf of the Consultant (or reimburse the Consultant for) reasonable expenses incurred by the Consultant at the request of, or on behalf of, the Company in the performance of the Consultant's duties pursuant to this Agreement, and in accordance with the Company's employment policies. The Consultant shall file expense reports with respect to such expenses in accordance with the Company's policies.

4.    TERMINATION

      4.1   EVENTS OF TERMINATION

            The Consultation Period, the Consultant's Basic Compensation and any and all other rights of the Consultant under this Agreement shall terminate (except as otherwise provided in this Section 4):

            (a) upon the death of the Consultant;

            (b) upon the Disability (as defined in Section 4.2) of the Consultant, immediately upon notice from either party to the other;

--------
1 One-half of his aggregate annual compensation in effect at the time Consultant delivers written notice to the Company of his intent to terminate the Employment Agreement.

            (c) upon termination by the Company for Cause (as defined in Section 4.3), on the date specified in Section 4.3; or

            (d) upon termination by the Consultant for Good Reason (as defined in Section 4.4), on the date specified in Section 4.4.

      4.2   DEFINITION OF "DISABILITY"

            (a) For the purposes of this Section 4.2, the Consultant shall be deemed to have a Disability if (i) by reason of physical or mental incapacity, the Consultant shall not be able to perform his duties hereunder for a consecutive period of six months or more or for a period in the aggregate of six months in any consecutive period of twelve months; or (ii) when the Consultant's physician shall have determined that he shall not be able, by reason of physical or mental disability, to devote his time and energy to the business of the Company for a continuous period of six months or for a period in the aggregate of six months in a consecutive period of twelve months. In the event that the Consultant or the Company shall dispute any determination of his Disability hereunder, the matter shall be resolved by the determination of three physicians qualified to practice medicine in the State of New York, one to be selected by each of the Company and the Consultant and the third to be selected by the designated physicians. During the period in which the determination of the Consultant's Disability shall be under such review, the Consultant shall continue to be treated for all purposes of this Agreement as an employee of the Company, enjoying the full status with full pay to which he would otherwise be entitled under this Agreement.

            (b) The Company may, but shall not be obligated to, apply for and pay the premiums upon disability insurance covering the Consultant under policies providing for the payment thereunder directly to the Consultant. If the Consultant shall receive benefits under any of such policies, the Company shall be entitled to deduct the amount equal to the benefits so received from the Consultation Fees which it otherwise would be required to pay to the Consultant as provided in Section 4.5(c).

      4.3   DEFINITION OF FOR "CAUSE"

            For purposes of this Section 4.3, the phrase for "Cause" means: (i) the failure, neglect or refusal by the Consultant to perform his duties hereunder (including, without limitation, his inability to perform his duties hereunder as a result of alcohol abuse, chronic alcoholism or drug addiction);
(ii) any willful, intentional or grossly negligent act by the Consultant having the effect of injuring the reputation or business of the Company; (iii) the Consultant's conviction of a felony or a crime involving moral turpitude (including the entry of a nolo contendere plea); and (iv) any other default, nonperformance or violation by the Consultant of any of the covenants, provisions or terms of this Agreement. A termination for Cause as defined in clause (i) or (iv) of the preceding sentence shall become effective only if (A) the Company shall have given Consultant notice thereof describing the basis for such termination for Cause, and (B) the Consultant fails to cure such Cause within 10 business days after receiving such notice (and the termination for Cause shall be effective upon the expiration of such 10-business-day period if the Consultant fails to effect such cure); and a termination for Cause as defined in clause (ii) or (iii) of the preceding sentence shall be effective at the time the Company gives notice thereof to the Consultant.

      4.4   DEFINITION OF FOR "GOOD REASON"

            For purposes of Section 4.4, the phrase for "Good Reason" means (i) the Company effects a material reduction in the Consultant's position or duties from those set forth in Section 2 hereof, the Company fails to provide the Consultant with any material compensation or benefits to which he is entitled pursuant to Section 3 hereof, or the Company commits any other material breach of this Agreement; (ii) the Consultant gives the Company notice of the event described in clause (i) within 20 business days after its occurrence; and (iii) the Company fails to cure such event within 10 business days after receiving notice thereof (and the termination for Good Reason shall be effective upon the expiration of such 10-business-day period if the Company, as applicable, fails to effect such cure).

      4.5   TERMINATION PAY

            Effective upon the termination of this Agreement, the Company shall be obligated to pay the Consultant (or, in the event of his death, his Designated Beneficiary, as defined below) only such compensation as is provided in this Section 4.5, and in lieu of all other amounts and in settlement and complete release of all claims the Consultant may have against the Company. For purposes of this Section 4.5, the Consultant's "Designated Beneficiary" shall be such individual beneficiary or trust, located at such address, as the Consultant may designate by notice to the Company from time to time or, if the Consultant fails to give notice to the Company of such a beneficiary, the Consultant's estate. Notwithstanding the preceding sentence, the Company shall have no duty, in any circumstances, to attempt to open an estate on behalf of the Consultant, to determine whether any beneficiary designated by the Consultant is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any Person purporting to act as the Consultant's personal representative (or the trustee of a trust established by the Consultant) is duly authorized to act in that capacity or to locate or attempt to locate any beneficiary, personal representative or trustee.

            (a) Termination by the Consultant for Good Reason or by the Company Without Cause. In the event that during the Consultation Period, the Consultant terminates his engagement with the Company for Good Reason, or the Company terminates the Consultant's engagement without Cause, then the Consultant shall receive from the Company (as severance pay and liquidated damages, in lieu of any other rights or remedies which might otherwise be available to him under this Agreement, and to the extent permitted by law, without any obligation on the Consultant's part to mitigate damages by seeking other employment or otherwise and without any offset for any compensation earned as a result of any such other employment or performance of other services) an amount equal to (and payable at the same time and in the same manner as) the Consultation Fees payable pursuant to Section 3(a) above and all of the Benefits provided for in
Section 3(b) above, which the Consultant would otherwise have been entitled to receive pursuant to this Agreement, had he remained engaged by the Company throughout the remainder of the Consultation Period as in effect immediately before such termination.

            In case of any dispute as to the propriety of the termination of the Consultant's engagement by the Company, the Company agrees to continue to provide to the Consultant all of the cash compensation and benefits that would be payable to the Consultant pursuant to the preceding sentence pending final resolution of such dispute; the Consultant shall be entitled to such legal or equitable damages or relief as may be available to enforce his rights hereunder; and the Consultant shall be obligated to reimburse the Company for all such compensation and benefits if it is finally determined that he was not entitled thereto. If such termination is determined to be improper, the Company agrees to pay to the Consultant all of his attorney's fees and expenses arising from such dispute.

            (b) Termination by the Company for Cause or by the Consultant Without Good Reason. If the Company terminates this Agreement for Cause, or if the Consultant terminates his engagement other than for Good Reason, the Consultant shall be entitled to receive his Consultation Fee only through the date such termination is effective, and shall not be entitled to any other compensation for the fiscal year during which such termination occurs or any subsequent fiscal year.

            (c) Termination upon Disability. The Company shall continue to pay the Consultant Consultation Fees pursuant to Section 3(a) and continue to provide the Executive with Benefits pursuant to Section 3(b) for a period of one year after he shall be deemed to have a Disability. Thereafter, the Consultant shall be entitled to receive consultation fees at an annual rate equal to one-half of the Consultation Fees as then in effect and shall continue to receive Benefits, in each case for a further period of six months. Upon the expiration of such further six-month period, the Consultant shall not be entitled to receive any further Consultation Fees or other compensation or benefits from the Company, until he shall cease to have a Disability and shall have resumed his duties hereunder. In the event the Consultant dies as the result of a Disability, payments under this Section 4.5(c) shall cease and payments shall be made to the Executor's estate or otherwise as provided in
Section 4.5(d).

            (d) Termination upon Death. In the event that the Consultant shall die during the Consultation Period, or as a result of a Disability, the Company shall pay to the Consultant's Designated Beneficiary, the Consultation Fees otherwise payable to the Consultant pursuant to Section 3 above for a period of one year following the date of the Consultant's death; provided, that the foregoing obligation shall be contingent on the Company obtaining key man life insurance to fund such obligation at a reasonable cost.

            (e) Benefits. Upon the termination of this Agreement, the Consultant shall not receive, as part of his termination pay pursuant to this Section 4, any payment or other compensation for any vacation, holiday, sick leave or other leave unused on the date the notice of termination is given under this Agreement. Notwithstanding the foregoing, in the event this Agreement is terminated other than by the Company for Cause or by the Consultant without Good Reason, if the

Company is able to do so, the Company shall continue to include the Consultant in its hospitalization, medical, surgical, dental and other health benefit plans and shall pay all premiums under such plans on behalf of the Consultant; provided, however, that the Consultant shall be solely responsible for any expenses or co-payments incurred by the Consultant, his spouse and dependent members of his family, except as otherwise provided in this Agreement.

      Following the Consultant's death, unless this Agreement has been terminated by the Company for Cause or by the Consultant without Good Reason, until the death of Consultant's spouse, the Company shall use reasonable efforts to include the Consultant's spouse and dependent children in hospitalization, medical, surgical, dental and other health benefit plans of the Company currently in effect; provided, however, that the Consultant's spouse and dependent children shall be solely responsible for any costs incurred by the Company as a result of the inclusion of such people in such plans.

      Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.5(e) shall survive any termination of this Agreement other than a termination by the Company for Cause or by the Consultant without Good Reason, and shall terminate upon the death of the Consultant's spouse.

5.    NON-DISCLOSURE COVENANT

      5.1   ACKNOWLEDGMENTS BY THE CONSULTANT

            The Consultant acknowledges that (a) during the Consultation Period and as a part of his engagement, the Consultant shall be afforded access to Confidential Information (as defined below); (b) public disclosure of such Confidential Information could have an adverse effect on the Company and its business; (c) the Company has required that the Consultant make the covenants in this Section 5 as a condition to entering into this Agreement; and (d) the provisions of this Section 5 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

      5.2   AGREEMENTS OF THE CONSULTANT

            In consideration of the compensation to be paid or provided to the Consultant by the Company under this Agreement, the Consultant covenants as follows:

            (a) During and following the Consultation Period, the Consultant shall hold in confidence the Confidential Information and shall not disclose it to any Person except with the specific prior written consent of the Board of Directors or except as otherwise expressly permitted by the terms of this Agreement or as required by law or a court of competent jurisdiction; provided, that in the event disclosure is required by law or a court of competent jurisdiction, the Executive shall, prior to disclosing any Confidential Information, promptly notify the Company of such disclosure requirement and provide the Company with an opportunity to contest such disclosure requirement.

            (b) Any trade secrets of the Company shall be entitled to all of the protections and benefits under applicable law. If any information that the Company deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information shall, nevertheless, be considered Confidential Information for purposes of this Agreement. The Consultant hereby waives any requirement that the Company submit proof of the economic value of any trade secret or post a bond or other security.

            (c) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Consultant demonstrates was or became generally available to the public other than as a result of disclosure by the Consultant.

            (d) The Consultant shall not remove from the Company's premises (except to the extent such removal is for purposes of the performance of the Consultant's duties at home or while traveling, or except as otherwise specifically authorized by the Company), any design, document, record, notebook, plan, model, or computer software, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Consultant recognizes that, as between the Company and the Consultant, all of the Proprietary Items, whether or not developed by the Consultant, are the exclusive property of the Company. Upon termination of this Agreement by either party, or upon the request of the Company during the Consultation Period, the Consultant shall return to the Company all of the Proprietary Items in the Consultant's possession or subject to the Consultant's control, and the Consultant shall not retain any copies, abstracts, sketches or other physical embodiment of any of the Proprietary Items.

      5.3   DISPUTES OR CONTROVERSIES

            The Consultant recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony and records relating to any such adjudication shall be maintained in secrecy and shall be available for inspection by the Company, the Consultant and their respective attorneys and experts, who shall agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

6.    NON-COMPETITION AND NON-INTERFERENCE

      6.1   ACKNOWLEDGMENTS BY THE CONSULTANT

             The Consultant acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; (b) the Company's business is national in scope and its products are marketed throughout the United States and in other countries, territories and possessions; (c) the Company competes with other businesses that are or could be located in any part of the United States and in other countries, territories and possessions; (d) the Company has required that the Consultant make the covenants in this Section 6 as a condition to entering into this Agreement; and (e) the provisions of this
Section 6 are reasonable and necessary to protect the Company's business.

      6.2   COVENANTS OF THE CONSULTANT

            In consideration of the acknowledgments by the Consultant, and in consideration of the compensation to be paid or provided to the Consultant by the Company, the Consultant covenants that he shall not, directly or indirectly:

            (a) during the Consultation Period, except in the course of his engagement hereunder, and during the Post-Consultation Period (as defined below), engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with or in any manner connected with, lend the Consultant's name or any similar name to, lend the Consultant's credit to or render services or advice to any Person (other than the Company and the Parent Company) engaged in the retail apparel business anywhere within the United States or in any other country, territory or possession in which the Company is then doing business; provided, however, that the Consultant may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended;

            (b) whether for the Consultant's own account or for the account of any other Person, at any time during the Consultation Period and during the Post-Consultation Period, solicit business of the same or similar type being carried on by the Company, from any Person known by the Consultant to be a customer of the Company, whether or not the Consultant had personal contact with such Person during and by reason of the Consultant's employment with the Company;

            (c) whether for the Consultant's own account or the account of any other Person at any time during the Consultation Period and during the Post-Consultation Period (i) solicit, employ or otherwise engage as an employee, independent contractor or otherwise, any person who is or was an employee of the Company at any time during the Consultation Period, or in any manner induce or attempt to induce any employee of the Company to terminate his employment with the Company; or (ii) interfere with the Company's relationship with any Person, including any Person who, at any time during the Consultation Period, was an employee, contractor, supplier or customer of the Company; or

            (d) at any time during or after the Consultation Period, disparage the Company or any of its shareholders, directors, officers, employees or agents.

      For purposes of this Section 6.2, the term "Post-Consultation Period" means the period from the date of termination of this Agreement until the earlier of (i) the date on which the Consultation Period would have terminated pursuant to Section 2.2 without earlier termination of this Agreement

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

by the Company or the Consultant and (ii) the date which is eighteen months following the date of termination of the Consultant's consultation with the Company.

      6.3   BINDING NATURE AND DURATION OF COVENANTS; DISCLOSURE

            If any covenant in Section 6.2 is held to be unreasonable, arbitrary or against public policy, such covenant shall be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary and not against public policy, shall be effective, binding, and enforceable against the Consultant. The period of time applicable to any covenant in Section 6.2 shall be extended by the duration of any violation by the Consultant of such covenant. The Consultant shall, while the covenant under Section 6.2 is in effect, give notice to the Company, within ten days after accepting any other employment, of the identity of the Consultant's employer. The Company may notify such employer that the Consultant is bound by this Agreement and, at the Company's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

7.    GENERAL PROVISIONS

      7.1   INJUNCTIVE RELIEF AND ADDITIONAL REMEDY

            The Consultant acknowledges that the injury that would be suffered by the Company as a result of a breach of any of the provisions of this Agreement (including, without limitation, any provision of Section 5 or 6) would be irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently, the Company shall have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Company shall not be obligated to post bond or other security in seeking such relief. Without limiting the Company's rights under this Section 7 or any other remedies of the Company, if the Consultant breaches any of the provisions of Section 5 or 6, the Company shall have the right to cease making any payments otherwise due to the Consultant under this Agreement.

      7.2   COVENANTS OF SECTIONS 5 AND 6 ARE ESSENTIAL AND INDEPENDENT
            COVENANTS

            The Company and the Consultant have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company. The Consultant's covenants in Sections 5 and 6 are independent covenants, and the existence of any claim by the Consultant against the Company under this Agreement or otherwise shall not excuse the Consultant's breach of any covenant in Section 5 and 6. If the Consultant's engagement hereunder expires or is terminated, this Agreement shall continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Consultant in Sections 5 and 6.

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

      7.3   REPRESENTATIONS AND WARRANTIES BY THE CONSULTANT

            The Consultant represents and warrants to the Company that the execution and delivery by the Consultant of this Agreement do not, and the performance by the Consultant of the Consultant's obligations hereunder shall not, with or without the giving of notice or the passage of time, or both (a) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to the Consultant; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Consultant is a party or by which the Consultant is or may be bound.

      7.4   OBLIGATIONS CONTINGENT ON PERFORMANCE

            The obligations of the Company hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Consultant's performance of the Consultant's obligations hereunder.

      7.5   WAIVER

             The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement may be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

      7.6   BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED

            This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives. This Agreement is personal to the parties hereto and shall not be assignable by either party without the prior written consent of the other.

      7.7   NOTICES

            All notices, consents, waivers and other communications under this Agreement shall be made in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt) or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service

(receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

            If to the Company:

            G+G Retail, Inc.
            520 Eighth Avenue
            New York, NY   10018
            Attention:  Scott Galin
            Facsimile:  (212) 695-4952

            with a copy to:

            Attention:
            Facsimile:

            If to the Consultant:

            Jay Galin
            167 East 71st Street
            New York, NY   10021
            Facsimile:  (212) 772-0474

            with a copy to:

            Shack & Siegel, P.C.
            530 Fifth Avenue, 16th Floor
            New York, NY   10036
            Attention:  Donald Shack, Esq.
            Facsimile:  (212) 730-1964

      7.8   ENTIRE AGREEMENT; AMENDMENTS

            This Agreement, the Asset Purchase Agreement, the Employment Agreement and the documents executed in connection with the Asset Purchase Agreement and the Employment Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

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

      7.9   GOVERNING LAW

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

      7.10  ARBITRATION

            Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the City of New York on an expedited basis by a panel of three qualified independent arbitrators selected on an expedited basis, one by the Consultant, the second by the Company and the third by the first two selected. If no arbitrator can be agreed upon by the first two arbitrators within three business days of their selection, such arbitrator shall be selected on an expedited basis in accordance with the rules for commercial arbitration of the American Arbitration Association. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent, or to prevent any continuation of, any violation of Sections 5 and 6. The fees and expenses of such arbitration shall be fixed by the arbitrators and paid in accordance with their determination.

      7.11  SECTION HEADINGS, CONSTRUCTION

            The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      7.12  SEVERABILITY

            If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

      7.13  COUNTERPARTS

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

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

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                    G+G RETAIL, INC.


                                    By:_______________________________
                                       Name:
                                       Title:


                                    __________________________________
                                    Jay Galin

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